Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-273811 on Pre-Effective Amendment No. 1 to Form S-3 of our report dated March 23, 2023 relating to the financial statements of Butterfly Network, Inc., appearing in the Annual Report on Form 10-K of Butterfly Network, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/Deloitte & Touche LLP

New York, New York

August 18, 2023